Exhibit 10.18

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is dated as of July 29, 2005 (the “Effective Date”), by and between BPO Management Services, Inc., a Delaware corporation (the “Company”), and Patrick Dolan (the “Founder”).

RECITALS

WHEREAS, the Company wishes to secure the ongoing services of the Founder pursuant to the terms and conditions set forth herein, and therefore the Founder and the Company intend hereby to enter into an employment agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below, the parties hereby agree as follows:

1. Employment. From and after the Effective Date, the Company hereby agrees to employ the Founder as Chief Executive Officer of the Company, and the Founder hereby accepts such employment, on the terms and conditions set forth below.

2. Term. The Founder’s employment by the Company hereunder shall begin on the Effective Date and shall end 2 1/2 years from the Effective Date (the “Employment Period”), but subject to earlier termination upon termination of the Founder’s employment. The Employment Period may be extended by mutual agreement of the Company and the Founder.

3. Position and Duties. During the Employment Period, the Founder shall serve as Chief Executive Officer of the Company with such duties, authority and responsibilities that are customary for such position and such other related duties as requested by the Board of Directors of the Company (“Board”) from time to time. The Founder shall report directly to the Board. Unless otherwise authorized by the Board, the Founder shall devote substantially all of his working time, attention and energies during normal business hours (other than absences due to illness or vacation) to the performance of his duties for the Company. Notwithstanding the above, the Founder shall be permitted, to (i) serve on civic or charitable boards or committees, (ii) serve on boards of other companies, and the Founder shall be entitled to receive and retain all remuneration received by him from the items listed in clauses (i) through (ii) of this paragraph.

4. Place of Performance. During the Employment Period, the locations of employment of the Founder shall be in Orange County, California and the Founder shall not be required to relocate his employment to any other location.

5. Compensation and Related Matters.

(a)
Base Salary. Commencing on February 1, 2006 and thereafter during the Employment Period, the Company shall pay the Founder a base salary at the rate of not less than $225,000 per year (“Base Salary”). The Base Salary shall be paid in approximately equal installments in accordance with the Company’s customary payroll practices. The Base Salary and the Annual Bonus as described below shall be subject to annual review by the Board and may be increased in the Board’s discretion. If the Base Salary is increased by the Board, such increased Base Salary shall then constitute the Base Salary for all purposes under this Agreement.

(b)
Annual Bonus. For each full fiscal year of the Company that begins and ends during the Employment Period, and for the portion of the fiscal year of the Company that begins in 2008 (each a “Partial Year”), the Founder shall be eligible to earn an annual cash bonus (the “Annual Bonus”) in such amount as shall be determined by the Board of Directors based on the achievement of Company and individual performance goals as established by the Board for each such fiscal year (or Partial Year), with such Annual Bonus being prorated for any Partial Year; provided, however, that with respect to the first Partial Year ending on December 31, 2005, such bonus, if any , shall not be paid until on or after February 1, 2006. The Board shall establish objective criteria to be used to determine the extent to which performance goals have been satisfied.

(c)
Business, Travel and Entertainment Expenses. The Company shall promptly reimburse the Founder for all business, travel and entertainment expenses incurred prior to, on or after the Effective Date hereof including expenses incurred prior to the formation of the Company, with respect to the business or prospective business of the Company, and including expenses incurred in connection with the formation of the Company and the acquisition of Adapsys Document Management, Inc., a corporation incorporated under the laws of Canada, and ADAPSYS TRANSACTION PROCESSING INC., a corporation incorporated under the laws of Canada (expenses relating to the formation of the Company and the acquisition of such companies, collectively, the “Acquisition Expenses”), and except for the Acquisition Expenses, subject to the Company’s expense reimbursement policies.

(f)
Vacation. During the Employment Period, the Founder shall be entitled to six weeks of vacation per year. Vacation not taken during the applicable fiscal year (but not in excess of four weeks) shall be carried over to the next following fiscal year.

(g)
Welfare, Pension and Incentive Benefit Plans. During the Employment Period, the Founder (and his eligible spouse and dependents) shall be entitled to participate in all welfare benefit plans and programs maintained by the Company from time to time for the benefit of its employees, including, without limitation, all medical, hospitalization, dental, disability, accidental death and dismemberment, travel accident and life insurance plans, programs and arrangements. In addition, during the Employment Period, the Founder shall be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit if its employees.

(h)
Telephone and Internet Access; Car Allowance. During the Employment Period, the Company shall pay or promptly reimburse the Founder for telephone, cell phone, computer usage and internet access at his home for business use. During the Employment Period, the Company shall pay Founder a monthly car allowance of $750.00 per month.

(i)
Equity Awards. The Board shall in its sole discretion, and with approval of the Compensation Committee, if any, that is formed by the Board, and without approval of the “ADM Parties” as defined in the that certain Rights Agreement dated July 29, 2005 and entered into among the Company, Founder, James Cortens, Brian Meyer, Donald West, Ray Belisle and certain other parties related to the preceding as provided for in such Rights Agreement (together with all amendments thereto, the “Rights Agreement”) or any other persons or entities, may make an annual grant of stock options to Founder. In addition to the options that may be granted as provided for in the preceding sentence, the Founder is hereby granted a stock option to purchase 750,000 shares of common stock of the Company at an exercise price of two and one half cents ($0.025) per share and subject to the following: (i) vesting at 25% per each 12 month fiscal period commencing on the Effective Date; (ii) full 100% vesting upon the earlier of a Change of Control Event as defined below, or 48 months from the Effective Date, or termination of Founder’s employment by the Company without cause by the Company; and (iii) such other terms as provided for in that certain Grant of Stock Option attached hereto.

6. Termination. The Founder’s employment hereunder may be terminated during the Employment Period under the following circumstances:
(a)	Death. The Founder’s employment hereunder shall terminate upon his death.
(b)
Disability. If, as a result of the Founder’s incapacity due to physical or mental illness as determined by a physician selected by the Founder, and reasonably acceptable to the Company, (i) the Founder shall have been substantially unable to perform his duties hereunder for 12 consecutive months, or for an aggregate of 270 days during any period of twelve consecutive months and (ii) within thirty days after written Notice of Termination is given to the Founder after such 12 month or 270 aggregate day period, the Founder shall not have returned to the substantial performance of his duties on a full-time basis, the Company shall have the right to terminate the Founder’s employment hereunder for “Disability.”

(c)
Cause. The Company shall have the right to terminate the Founder’s employment for “Cause.” For purposes of this Agreement, the Company shall have “Cause” to terminate the Founder’s employment only upon the Founder’s:

(i) willful gross misconduct or conviction of a felony after the Effective Date that, in either case, results in material and demonstrable damage to the business or reputation of the Company; or
(ii) willful and continued failure to perform his duties hereunder within twenty business days after the Company delivers to his a written demand for performance that specifically identifies the actions to be performed.

For purposes of this Section 6 (c), no act or failure to act by the Founder shall be considered “willful” if such act is done by the Founder in the good faith belief that such act is or was to be beneficial to the Company or one or more of its businesses, or such failure to act is due to the Founder’s good faith belief that such action would be materially harmful to the Company or one of its affiliates or subsidiaries’ businesses. Cause shall not exist unless and until the Company has delivered to the Founder a copy of a resolution duly adopted by a majority of the Board (excluding the Founder for purposes of determining such majority) at a meeting of the Board called and held for such purpose after reasonable (but in no event less than thirty days’) notice to the Founder and an opportunity for the Founder, together with his counsel, to be heard before the Board, finding that in the good faith opinion of the Board that “Cause” exists, and specifying the particulars thereof in detail. This Section 6 (c) shall not prevent the Founder from challenging in any court of competent jurisdiction the Board’s determination that Cause exists or that the Founder has failed to cure any act (or failure to act) that purportedly formed the basis for the Board’s determination.
(d)	Without Cause. The Company shall have the right to terminate the Founder’s employment hereunder without Cause by providing the Founder with a Notice of Termination.
(e) Good Reason. The Founder may terminate his employment for “Good Reason” after giving the Company detailed written notice thereof, if the Company shall have failed to cure the event or circumstance constituting “Good Reason” within ten business days after receiving such notice and provided such event or circumstance is capable of cure. Good Reason shall mean the occurrence of any of the following:
(i) the assignment to the Founder of duties inconsistent with this Agreement or a change in his titles or authority;
(ii) any failure by the Company to comply with Section 5 hereof in any material way;

(iii) the requirement of the Founder to relocate to locations other than those provided in Section 4 hereof;
(iv) the failure of the Company to comply with and satisfy Section 12(a) of this Agreement; or
(v) any material breach of this Agreement by the Company; or
(vi) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transactions, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions, or sale of 80% or more of the assets of the Company (any of preceding, a “Change of Control Event”).

The Founder’s right to terminate his employment hereunder for Good Reason shall not be affected by his incapacity due to physical or mental illness. The Founder’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

7. Termination Procedure.

(a)
Notice of Termination. Any termination of the Founder’s employment by the Company or by the Founder during the Employment Period (other than pursuant to Section 6(a)) shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a “Notice of Termination” shall mean a notice indicating the specific termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Founder’s employment under that provision.

(b)	Date of Termination. “Date of Termination” shall mean
(i) if the Founder’s employment is terminated by his death, the date of his death,
(ii) if the Founder’s employment is terminated pursuant to Section 6(b), thirty (30) days after the date of receipt of the Notice of Termination (provided that the Founder does not return to the substantial performance of his duties on a full-time basis during such thirty (30) day period), and
(iii) if the Founder’s employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days after the giving of such notice) set forth in such Notice of Termination.

8. Compensation upon Termination or During Disability. In the event the Founder is disabled or his employment terminates during the Employment Period, the Company shall provide the Founder with the payments and benefits set forth below. The Founder acknowledges and agrees that the payments set forth in this Section 8 constitute liquidated damages for termination of his employment during the Employment Period

(a)
Termination by Company or by Founder for Good Reason. If a Change of Control Event occurs, or if the Founder’s employment is terminated by the Company without Cause (other than Disability) or by the Founder for Good Reason:

(i) the Company shall pay to the Founder, on or before the Date of Termination, a lump sum payment equal to the sum of (A) all accrued and unpaid Base Salary and accrued unpaid vacation pay through the Date of Termination, (B) provided no Change of Control Event has occurred, Base Salary for the remainder of the Employment Period; and (c) provided no Change of Control Event has occurred, two times the highest Annual Bonus paid with respect to any fiscal year beginning during the Employment Period, and if no Annual Bonus has been paid, then two times the minimum Annual Bonus;
(ii) the Company shall continue to provide the Founder and his eligible spouse and dependents for a period equal to the remainder of the Employment Period, the medical, hospitalization, dental and life insurance programs provided for in Section 5(g), as if he had remained employed; provided, that if the Founder, his spouse or his eligible dependents cannot continue to participate in the Company programs providing such benefits, the Company shall arrange to provide the Founder and his spouse and dependents with the economic equivalent of the benefits they otherwise would have been entitled to receive under such plans and programs;
(iii) the Company shall, consistent with past practice, reimburse the Founder pursuant to Section 5(e) for business expenses incurred but not paid prior to such termination of employment;
(iv) the Founder’s unvested stock options previously granted to him shall all become immediately 100% vested; and
(v) the Founder shall be entitled to any other rights, compensation and/or benefits as may be due to the Founder in accordance with the terms and provisions of any agreements, plans or programs of the Company.
The payments and benefits provided for as subclause (A) of clause (i) above and in clause (iii) above are hereinafter referred to as the “Accrued Obligations.”

(b)
Cause or by Founder without Good Reason. If the Founder’s employment is terminated by the Company for Cause or by the Founder other than for Good Reason, then the Company shall provide the Founder with his Accrued Obligations and shall have no further obligation to the Founder hereunder except for the benefits provided under any stock option grants and any other agreements, plans or programs of the Company.

(c)
Disability. During any period that the Founder fails to perform his duties hereunder as a result of incapacity due to physical or mental illness (“Disability Period”), the Founder shall continue to receive his full Base Salary set forth in Section 5(a) until his employment is terminated pursuant to Section 6(b). In the event the Founder’s employment is terminated for Disability pursuant to Section 6(b), the Company shall have no further obligations to the Founder hereunder except to the extent of disability benefits or other employee benefit plans and stock option grants otherwise available to Founder.

(d)
Death. If the Founder’s employment is terminated by his death, the Company shall have no further obligations hereunder except for any benefits such as life insurance and any other benefits otherwise available to Founder or his family under insurance, stock option grants or other employee benefit plans..

(e)
Offset. Amounts owed to the Founder under this Agreement shall not be offset by any claims the Company may have against the Founder, and the Company’s obligation to make the payments provided for in this Agreement, and otherwise to perform its obligations hereunder, shall not be affected by any other circumstances, including, without limitation, any counterclaim, recoupment, defense or other right which the Company may have against the Founder or others.

(f) Stock Options. Founder’s rights under any stock option grants issued to Founder shall not be reduced or adversely affected by any term in this Agreement and such rights to the extent as expressly provided for under any stock option grants issued by the Company shall survive Founder’s termination of employment for any reason.

9. Confidential Information.

(a)
Confidential Information. Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, the Founder shall not, without the prior written consent of the Company or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company (in which case the Founder shall cooperate with the Company in obtaining a protective order at the Company’s expense against disclosure by a court of competent jurisdiction), communicate, to anyone other than the Company and those designated by the Company or on behalf of the Company in the furtherance of its business or to perform his duties hereunder, any trade secrets, confidential information, knowledge or data relating to the Company, its affiliates or any businesses or investments of the Company or its affiliates, obtained by the Founder during the Founder’s employment by the Company that is not generally available public knowledge (other than by acts by the Founder in violation of this Agreement.)

(b)
Injunctive Relief. In the event of a breach or threatened breach of this Section 9, the Founder agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Founder acknowledging that damages would be inadequate and insufficient.

10. Indemnification.

(a)
General. The Company agrees that if the Founder is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that the Founder is or was a trustee, director or officer of the Company or any of their affiliates or subsidiaries, or any predecessors of such affiliates or subsidiaries, or any of their affiliates or subsidiaries as a trustee, director, officer, member, employee or agent of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a trustee, director, officer, member, employee or agent while serving as a trustee, director, officer, member, employee or agent, the Founder shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended, against all Expenses (as defined below) incurred or suffered by the Founder in connection therewith, and such indemnification shall continue as to the Founder even if the Founder has ceased to be an officer, director, trustee or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators.

(b)
Expenses. As used in this Agreement, the term “Expenses” shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys’ fees, accountants’ fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

(c)
Enforcement. If a claim or request under this Section 10 is not paid by the Company or on its behalf, within sixty (60) days after a written claim or request has been received by the Company, the Founder may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Founder shall be entitled to be paid also the expenses of prosecuting such suit. All obligations for indemnification hereunder shall be subject to, and paid in accordance with, applicable Delaware law.

(d)
Partial Indemnification. If the Founder is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Founder for the portion of such Expenses to which the Founder is entitled.

(e)
Advance of Expenses. Expenses incurred by the Founder in connection with any Proceeding shall be paid by the Company in advance upon request of the Founder that the Company pay such Expenses, but only in the event that the Founder shall have delivered in writing to the Company (i) an undertaking to reimburse the Company for Expenses with respect to which the Founder is not entitled to indemnification and (ii) a statement of his good faith belief that the standard of conduct necessary for indemnification by the Company has been met.

(f)
Notice of Claim. The Founder shall give to the Company notice of any claim made against him for which indemnification will or could be sought under this Agreement. In addition, the Founder shall give the Company such information and cooperation as it may reasonably require and as shall be within the Founder’s power and at such times and places as are convenient for the Founder.

(g)	Defense of Claim. With respect to any Proceeding as to which the Founder notifies the Company of the commencement thereof:
(i) The Company will be entitled to participate therein at its own expense;
(ii) Except as otherwise provided below, to the extent that it may wish, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Founder, which in the Company’s sole discretion may be regular counsel to the Company and may be counsel to other officers and directors of the Company or any subsidiary. The Founder also shall have the right to employ his own counsel in such action, suit or proceeding if he reasonably concludes that failure to do so would involve a conflict of interest between the Company and the Founder, and under such circumstances the fees and expenses of such counsel shall be at the expense of the Company.
(iii) The Company shall not be liable to indemnify the Founder under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty that would not be paid directly or indirectly by the Company or limitation on the Founder without the Founder’s written consent. Neither the Company nor the Founder will unreasonably withhold or delay their consent to any proposed settlement.
(h)
Non-Exclusivity. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 10 shall not be exclusive of any other right which the Founder may have or hereafter may acquire under any statute or certificate of incorporation or by-laws of the Company or any subsidiary, agreement, vote of shareholders or disinterested directors or trustees or otherwise.

11. Legal Fees and Expenses. If any contest or dispute shall arise between the Company and the Founder regarding any provision of this Agreement, the Company shall reimburse the Founder for all legal fees and expenses reasonably incurred by the Founder in connection with such contest or dispute, but only if the Founder prevails to a substantial extent with respect to the Founder’s claims brought and pursued in connection with such contest or dispute. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the Company receives written evidence of such fees and expenses. In addition to the foregoing, the Company shall reimburse the Founder for all reasonable legal fees and expenses incurred in connection with the negotiation and execution of this Agreement.

12. Successors; Binding Agreement.

(a)
Company’s Successors. No rights or obligations of the Company under this Agreement may be assigned or transferred, except that the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall include any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(b)
Founder’s Successors. No rights or obligations of the Founder under this Agreement may be assigned or transferred by the Founder other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon the Founder’s death, this Agreement and all rights of the Founder hereunder shall inure to the benefit of and be enforceable by the Founder’s beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to the Founder’s interests under this Agreement. If the Founder should die following his Date of Termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by the Founder, or otherwise to his legal representatives or estate.

13. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Founder: At his residence address most recently filed with the Company.

If to the Company:

BPO Management Services, Inc.
c/o Jack T. Cornman, Esq.
Cornman & Swartz
19800 MacArthur Blvd., Suite 820
Irvine, CA 92612

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

14. Miscellaneous. No provisions of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by the Founder and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The respective rights and obligations of the parties hereunder of this Agreement shall survive the Founder’s termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. Except or otherwise provided in Section 10 hereof, the validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles.

15. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
16. Counterparts. This Agreement may be executed in one or more counterparts and by facsimile, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
17. Entire Agreement. This Agreement, set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter hereto, without limitation, the Rights Agreement.
18. Withholding. All payments hereunder shall be subject to any required withholding of Federal, state and local taxes pursuant to any applicable law or regulation.
19. Section Headings. The section headings in this Employment Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

BPO Management Services, Inc.

By: _______________________
Name:
Title: Chief Executive Officer

By: _______________________
Name:
Title: Secretary

Founder:

__________________
Patrick Dolan

THE OPTION GRANTED PURSUANT TO THIS NONSTATUTORY STOCK OPTION AGREEMENT
(THE “OPTION”) AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE OPTION OR THE SHARES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSE L, WHICH IS SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THE SHARES ISSUABLE UPON THE ERXERCISE HEREOF ARE ALSO SUBJECT TO THE FOLLOWING, AS SET FORTH IN THAT CERTAIN RIGHTS AGREEMENT DATED JULY 29, 2005, AND THAT CERTAIN REGISTRATION RIGHTS AGREEMENT DATED JULY 29, 2005 (COLLECTIVELY, THE “AGREEMENTS”) BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY: (1) A LOCK-UP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE ACT; AND (2) SUCH OTHER RESTRICTIONS ON TRANSFER AS PROVIDED FOR IN SUCH AGREEMENTS. SUCH LOCK-UP PERIOD AND OTHER RESTRICTIONS ON TRANSFER AS PROVIDED FOR IN THE AGREEMENTS ARE BINDING ON TRANSFEREES OF SUCH SHARES.

BPO Management Services, Inc

Stock Option Plan

GRANT OF STOCK OPTION

Date of Grant: _________, 2005

THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered by BPO Management Services, Inc., a Delaware corporation ("BPO" or the “Company”) to Patrick Dolan (the "Grantee"), who is an employee or officer of BPO or one of its subsidiaries (the Grantee's employer is sometimes referred to herein as the "Employer").

WHEREAS, the Board of Directors of BPO (the "Board") on July 29, 2005, adopted, with subsequent stockholder approval, the BPO Management Services, Inc. Stock Option Plan (the "Plan");

WHEREAS, the Plan provides for the granting of stock options by a committee to be appointed by the Board (the "Committee) to directors, officers and key employees of BPO or any subsidiary of BPO to purchase, or to exercise certain rights with respect to, shares of the voting Common Stock of BPO, .001 par value (the "Stock"), in accordance with the terms and provisions thereof; and

WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of stock options under the Plan, and has determined that it would be in the best interest of BPO to grant the stock options documented herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option.
Subject to the terms and conditions hereinafter set forth, BPO, with the approval and at the direction of the Committee, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to 750,000 shares of Stock at a price of Two and One Half cents ($.025) per share, the fair market value (“Option Price”). Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares." The Option is not intended by the parties hereto to be a qualified an incentive stock option as such term is defined under section 422 of the Internal Revenue Code of 1986, as amended (“Code”)).

2. Installment Exercise.
Subject to such further limitations as are provided herein, the Option shall become exercisable in four (4) installments, the Grantee having the right hereunder to purchase from BPO the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

(a) on and after the first anniversary of the Date of Grant, up to one-fourth (ignoring fractional shares) of the total number of Option Shares;

(b) on and after the second anniversary of the Date of Grant, up to an additional one-fourth (ignoring fractional shares) of the total number of Option Shares; and

(c) on and after the third anniversary of the Date of Grant, up to an additional one-fourth (ignoring fractional shares) of the total number of Option Shares; and

(d) on and after the fourth anniversary of the Date of Grant, the remaining Option Shares.

3. Termination of Option.
(a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of five years from the Date of Grant (the "Option Term").
(b) Upon the occurrence of the Grantee's ceasing for any reason to be employed by the Employer (such occurrence being a "termination of the Grantee's employment"), the Option, to the extent not previously exercised, may be exercised during the following periods, but only to the extent that the Option was outstanding and exercisable on the date of termination: (i) not later than six (6) months from the date of termination of the Grantee's employment in the case of a disability (within the meaning of Section 22(e) (3) of the Code), (ii) in the case of the Grantee's death during his employment by the Employer, not later than six (6) months from the Grantee's date of death, and (iii) not later than three (3) months from the date of termination of the Grantee’s employment other than for the reasons described in (i) and (ii), above. In no event, however, shall any such period extend beyond the Option Term.

(c) In the event of the death of the Grantee, the Option may be exercised by the Grantee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Grantee, but only to the extent that the Option would otherwise have been exercisable by the Grantee. Any such estate or other person acquiring rights under this Section shall be subject to the Grantee’s obligations under the Option and the Plan.

(d) A transfer of the Grantee's employment between BPO and any subsidiary of BPO, or between any subsidiaries of ONP, shall not be deemed to be a termination of the Grantee's employment.

(e) Notwithstanding any other provisions set forth herein or in the Plan, if the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting BPO or any subsidiary of BPO, (ii) breach any covenant not to compete, or employment contract, with BPO or any subsidiary of BPO, or (iii) engage in conduct that would warrant the Grantee's discharge for cause (excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon BPO or any subsidiary of BPO), any unexercised portion of the Option shall immediately terminate and be void.

4. Exercise of Option.
(a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of BPO written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five (5) days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

(b) Full payment (in U.S. dollars) by the Grantee of the Option Price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value on the exercise date.

On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, BPO shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as BPO may elect) upon full payment for such Option Shares. The obligation of BPO to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(c) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by BPO. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

(d) If during the Option Term, (i) there is the sale of eighty (80%) or more of the assets of the Company, or (ii) any one person, or more than one person acting as a group (other than the Company or existing shareholders and any revocable intervivos trusts created by any of the existing shareholders), acquires, by purchase or exchange, ownership of stock of the Company possessing more than fifty (50%) percent of the total voting power of the Company, in such event, the Option, to the extent not previously exercised, shall immediately become fully exercisable.

5. Adjustment of and Changes in Stock of BPO.
In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of BPO, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares of Stock subject to the Option or in the Option Price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option.

6. Fair Market Value.
As used herein, the "fair market value" of a share of Stock shall be determined by the Committee.

7. Sale of Common Stock to Company
Pursuant to Section 4.18 of the Plan, and in accordance with the terms thereof, if at the time of Grantee’s termination of employment with the Employer the Common Stock of BPO is not publicly traded, BPO shall have the right (but not the obligation) to purchase, and the Grantee shall have the obligation to sell to BPO, the Common Stock acquired by the Grantee by the exercise of the Option.

8. No Rights of Stockholders.
Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of BPO with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

9. Non-Transferability of Option.
During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (i) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (ii) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, BPO may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

10. Employment Not Affected.
The granting of the Option or its exercise shall not be construed as granting to the Grantee any right with respect to continuance of employment by the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Grantee, the right of the Employer to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by BPO, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Grantee.

11. Amendment of Option.
The Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986, as amended, or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

12. Notice.
Any notice to BPO provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at: c/o Cornman & Swartz, attention: Jack Cornman, 19800 MacArthur Blvd., Suite 820, Irvine, California, 92612, or such other address per written notice by the BPO, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Employer. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

13. Incorporation of Plan by Reference; Amendment.

The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. This Option may be amended after written notice to Grantee to the extent necessary to comply with United States Internal Revenue Code Section 409A and any regulations relating thereto as determined by BPO from time to time

14. Governing Law.
The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Delaware, except to the extent preempted by federal law, which shall to the extent govern.

IN WITNESS WHEREOF, BPO has caused its duly authorized officers to execute and attest this Grant of Stock Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

BPO Management Services, Inc.
Attest:

By:
Secretary		President

ACCEPTED AND AGREED TO;

By:
Grantee